UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders of The Sherwin-Williams Company held on April 16, 2014 are set forth below.

Proposal 1.   The shareholders fixed the number of directors of Sherwin-Williams at nine and elected the following nine nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results for the nine nominees were as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Arthur F. Anton	83,078,907	818,940	390,408	5,848,588
Christopher M. Connor	82,105,636	1,585,289	597,330	5,848,588
David F. Hodnik	83,504,170	392,102	391,983	5,848,588
Thomas G. Kadien	83,489,908	330,132	468,215	5,848,588
Richard J. Kramer	83,599,064	287,813	401,378	5,848,588
Susan J. Kropf	82,453,780	1,379,696	454,779	5,848,588
Christine A. Poon	82,642,266	1,096,919	549,070	5,848,588
Richard K. Smucker	82,864,767	1,083,556	339,932	5,848,588
John M. Stropki	82,642,808	1,238,137	407,310	5,848,588

Proposal 2.   The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
80,345,161	2,885,616	1,057,360	5,848,706

Proposal 3.   The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2014. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
88,872,421	741,280	523,142	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 21, 2014	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

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